EXHIBIT 99.1

PennantPark Floating Rate Capital Ltd. Announces Monthly Distribution of $0.095 per Share

NEW YORK, Jan. 05, 2018 (GLOBE NEWSWIRE) -- PennantPark Floating Rate Capital Ltd. (the "Company") (NASDAQ:PFLT) (TASE:PFLT) declares monthly distribution for January 2018 of $0.095 per share, payable on February 1, 2018 to stockholders of record as of January 18, 2018. Distributions are paid from taxable earnings and may include a return of capital and/or capital gains. The specific tax characteristics of the distribution will be reported to stockholders on Form 1099 after the end of the calendar year and in the Company's periodic report filed with the Securities and Exchange Commission.

ABOUT PENNANTPARK FLOATING RATE CAPITAL LTD.

PennantPark Floating Rate Capital Ltd. is a business development company which primarily invests in U.S. middle-market private companies in the form of floating rate senior secured loans, including first lien secured debt, second lien secured debt and subordinated debt. From time to time, the Company may also invest in equity investments. PennantPark Floating Rate Capital Ltd. is managed by PennantPark Investment Advisers, LLC.

FORWARD-LOOKING STATEMENTS

This report on Form 8-K, including Exhibit 99.1 furnished herewith, may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You should understand that under Section 27A(b)(2)(B) of the Securities Act and Section 21E(b)(2)(B) of the Exchange Act the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 do not apply to forward-looking statements made in periodic reports PennantPark Floating Rate Capital Ltd. files under the Exchange Act. All statements other than statements of historical facts included in this press release are forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission. PennantPark Floating Rate Capital Ltd. undertakes no duty to update any forward-looking statement made herein. You should not place undue influence on such forward-looking statements as such statements speak only as of the date on which they are made.

CONTACT:
Aviv Efrat
PennantPark Floating Rate Capital Ltd.
(212) 905-1000
www.pennantpark.com